EXHIBIT 10.119











                  1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

                                     Between

                               APPLE SUITES, INC.

                                       and

                                MICHAEL S. WATERS










                                                        Dated as of June 1, 2000

                               APPLE SUITES, INC.

                  1999 Non-Employee Directors Stock Option Plan

                       Nonstatutory Stock Option Agreement


         THIS AGREEMENT, dated as of the 1st day of June, 2000, between APPLE SUITES, INC., a Virginia corporation (the "Company"), and MICHAEL S. WATERS ("Participant"), is made pursuant and subject to the provisions of the Company's 1999 Non-Employee Directors Stock Option Plan, effective July 13, 1999 (the "Plan"), and all terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         1. Grants of Options. Pursuant to the provisions of the Plan, the Company has granted to Participant on the dates of grant set forth on Exhibit A (each, a "Date of Grant"), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company (the "Option") all or any part of an aggregate number of shares of Company Common Stock set forth on such Exhibit A, at the purchase price per share indicated on such Exhibit A (the "Option Price"), being not less than 100% of the Fair Market Value per share of the
Common Stock on the Date of Grant, each such Option to be exercisable as hereinafter provided. The Options evidenced hereby are intended to be nonstatutory  stock  options  that do not receive  special tax  treatment  under
Section 422 of the Internal Revenue Code.

         2. Terms and Conditions. The Options evidenced hereby are subject to the following terms and conditions:



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

                  (a) Expiration Date. Each Option shall expire ten years from the Date of Grant.

                  (b) Nontransferability. Each Option shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by the Participant.

                  (c)      Exercise  of  Option.  Subject to the  provisions  of
         Section 3 below, an Option shall be fully exercisable six months from the Date of Grant and may be exercised while Participant is a director of the Company or within thirty-six months after the date Participant ceases to be a director of the Company, provided he ceased to be a director more than six months after the Date of Grant.

                  (d) Method of Exercising and Payment for Shares. An Option may only be exercised by written notice delivered to the President of the Company at the Company's principal office. The exercise date will be the date of delivery of the notice. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company). Instead of paying cash, a Participant may substitute for all or any portion of the cash payment, shares of the Company's Common Stock owned by him duly endorsed for transfer and having a Fair Market Value on the date of exercise at least equal to the payment or portion thereof.

         3.       Exercise Following Death.

                  (a) Generally. In the event Participant dies while he is a director of the Company, or within thirty-six months following the date he ceases to be a director, provided he ceased to be a director more than six months after the Date of Grant, and before the exercise in full or expiration of an Option, Participant's estate, or the person or persons to



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

         whom the rights under an Option shall have passed by will or the laws of descent and distribution, may exercise the Option at any time within one year next following Participant's death for the entire number of shares remaining subject to the Option.

                  (b) Exception. Notwithstanding subsection 3(a) above, in no event may an Option be exercised after the expiration date of the Option.

         4. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

         5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern.

         6. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors and assigns of the Company.

         7. Change in Capital Structure. In the event of changes in the capital structure of the Company, appropriate adjustments in the number of shares for which an Option shall be exercisable or the exercise price, or both, shall be made, as provided in Section 12 of the Plan.

         8. Tax Obligations Upon Exercise. The difference between the "Fair Market Value" of Company Stock purchased when you exercise your Option and the Option Price is compensation taxable to you as ordinary income and subject to applicable federal and state income taxes.

         9. Notice Provisions. Any notice or election required or permitted under this Option shall be delivered in writing to the President at the Company's principal offices at 306 East Main Street, Richmond, Virginia 23219.



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

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed as of the date first above written.

                                          APPLE SUITES, INC.


                                          By:    /s/  Glade M. Knight
                                             -------------------------------


                                                  /s/  Michael S. Waters
                                             ----------------------------------
                                               Michael S. Waters, Participant





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

                                    EXHIBIT A

        Date of Grant                     Number of Shares Subject to Option                    Option Price
        -------------                     ----------------------------------                    ------------
           06-01-00                                      906                                       $10.00



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